Exhibit 99.1

FedEx Corp. Reports Second Quarter Results

MEMPHIS, Tenn., December 17, 2019 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the second quarter ended November 30 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2020		Fiscal 2019
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$17.3 billion	$17.3 billion	$17.8 billion	$17.8 billion
Operating income	$554 million	$684 million	$1.17 billion	$1.33 billion
Operating margin	3.2%	3.9%	6.6%	7.5%
Net income	$560 million	$660 million	$935 million	$1.08 billion
Diluted EPS	$2.13	$2.51	$3.51	$4.03

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share

	Fiscal 2020	Fiscal 2019
TNT Express integration expenses	$0.19	$0.34
Aircraft impairment charges	0.19	—
FedEx Ground legal matter	—	0.17
Net U.S. deferred tax liability remeasurement	—	0.02

“Fiscal 2020 is a year of continued significant challenges and changes for FedEx, particularly in the quarter just ended due to the compressed shipping season,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “We have significantly enhanced our e-commerce capabilities with strategic initiatives including year-round seven-day FedEx Ground delivery, enhanced large package capabilities and the insourcing of FedEx SmartPost packages. These changes have been well-received by the marketplace as reflected in our record volumes this peak season. While we have

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experienced some higher-than-expected expenses this quarter, we forecast FedEx Ground operating margins to rebound to the teens in our fiscal fourth quarter as the bow wave of costs for these changes is absorbed.”

“Thanks to over 490,000 FedEx team members for their hard work and dedication to our Purple Promise of making every FedEx experience outstanding.”

Operating results declined due to weak global economic conditions, increased FedEx Ground costs from expanded service offerings, the loss of business from a large customer, a continuing mix shift to lower-yielding services and a more competitive pricing environment. In addition, the later timing of the Thanksgiving holiday resulted in the shifting of Cyber Week into December, which negatively impacted the quarter’s results. These factors were partially offset by lower variable incentive compensation expenses and increased yields at FedEx Freight. Net income includes a tax benefit of $133 million ($0.51 per diluted share) from the recognition of certain foreign tax loss carryforwards.

FedEx Express recorded asset impairment charges of $66 million ($50 million, net of tax, or $0.19 per diluted share) related to the permanent retirement of 10 Airbus A310-300 aircraft and 12 related engines. During the remainder of fiscal 2020, FedEx Express will make further network capacity changes by reducing flight hours. The company continues to evaluate if additional aircraft retirements are warranted.

“Our strategies are clear: To develop the premier e-commerce portfolio in the U.S., improve international profitability, enhance our market-leading revenue quality and continue to optimize our U.S. and international networks,” said Rajesh Subramaniam, FedEx Corp. president and chief operating officer. “We are also taking immediate actions to address the short-term challenges facing our business, including eliminating multiple international flights to reflect reduced global air freight demand. These actions combined with benefits from the TNT integration should allow FedEx Express to enter fiscal 2021 with profit improvement underway.”

Outlook

FedEx is unable to forecast the fiscal 2020 year-end mark-to-market (MTM) retirement plan accounting adjustment. As a result, the company is unable to provide a fiscal 2020 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

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FedEx now forecasts fiscal 2020 earnings of $9.10 to $10.35 per diluted share before the year-end MTM retirement plan accounting adjustment, and earnings of $10.25 to $11.50 per diluted share before the year-end MTM retirement plan accounting adjustment and excluding TNT Express integration expenses and aircraft impairment charges. The company’s ETR is now expected to be 23% to 26% before the year-end MTM retirement plan accounting adjustment. The capital spending forecast remains $5.9 billion.

“Our revised guidance reflects lower-than-expected revenue at each of our transportation segments and higher-than-expected expenses driven by continued mix shift to residential delivery services,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “In response, we are implementing reductions to the global FedEx Express air network to better match capacity with demand. We are also further restricting hiring and pursuing opportunities to optimize our networks, including investments in technology aimed at improving our productivity and lowering our costs.”

These forecasts assume moderate U.S. economic growth, the company’s current fuel price expectations, no further weakening in international economic conditions from the company’s current forecast and no additional adverse developments in international trade policies and relations. FedEx’s ETR and earnings per share outlooks are based on the company’s current interpretations of the Tax Cuts and Jobs Act (TCJA) and related regulations and guidance, and are subject to change based on future guidance, as well as FedEx’s ability to defend its interpretations.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $69 billion, the company offers integrated business solutions through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 490,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books.

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These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EST on December 17, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; anti-trade measures and additional changes in international trade policies and relations; a significant data breach or other disruption to our technology infrastructure; our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses; our ability to successfully implement our business strategy and effectively respond to changes in market dynamics; the impact of the United Kingdom’s expected withdrawal from the European Union and the terms of its withdrawal if it ultimately occurs; our ability to match capacity to shifting volume levels; changes in fuel prices or currency exchange rates; the impact of intense competition; evolving or new U.S. domestic or international government regulation or regulatory actions; future guidance, regulations, interpretations or challenges to our tax positions relating to the TCJA and our ability to defend our interpretations of the TCJA; our ability to effectively operate, integrate, leverage and grow acquired businesses; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service; the impact of any international conflicts or terrorist activities; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; and other

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factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jenny Robertson 901-434-4829

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2020 and Fiscal 2019 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted second quarter fiscal 2020 and 2019 consolidated operating income and margin, net income and diluted earnings per share, and adjusted second quarter fiscal 2020 and 2019 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration expenses incurred in fiscal 2020 and 2019;

•	Fiscal 2020 aircraft impairment charges;

•	Fiscal 2019 charges related to a legal matter involving FedEx Ground; and

•	The fiscal 2019 revision to the net U.S. deferred tax liability remeasurement included in our fiscal 2018 earnings.

We have incurred and expect to incur significant expenses through fiscal 2021, and may incur additional expenses thereafter, in connection with our integration of TNT Express. We have adjusted our second quarter fiscal 2020 and 2019 consolidated financial measures and the FedEx Express segment second quarter fiscal 2020 and 2019 financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, travel and advertising expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

The aircraft impairment charges and charges related to the settlement of a legal matter involving FedEx Ground are excluded from our second quarter fiscal 2020 and 2019 consolidated non-GAAP financial measures and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

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The fiscal 2019 revision to the provisional benefit from the remeasurement of our net U.S. deferred tax liability as of the date of the enactment of the Tax Cuts and Jobs Act (TCJA) is excluded from our second quarter fiscal 2019 consolidated non-GAAP financial measures because the provisional benefit resulted from the non-recurring impact of a significant change in the U.S. federal statutory income tax rate due to the enactment of the TCJA on our overall deferred tax position, which accumulated over many reporting periods prior to enactment. The adjustment to our second quarter fiscal 2019 consolidated financial measures includes only a revision to this transitional impact.

As previously disclosed, the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings was an estimate subject to adjustment during a 12-month measurement period ending in fiscal 2019. The exclusion of adjustments to this provisional benefit from our second quarter fiscal 2019 non-GAAP earnings measures is consistent with our presentation of the effects of the initial provisional benefit in our fiscal 2018 non-GAAP earnings measures. We have not included the tax benefit from the recognition of certain tax loss carryforwards in the second quarter fiscal 2020 adjustment because the benefit resulted from operational changes in a foreign jurisdiction.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by Securities and Exchange Commission rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

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Fiscal 2020 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2020 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes the fiscal 2020 year-end mark-to-market (MTM) retirement plan accounting adjustment, estimated fiscal 2020 TNT Express integration expenses, and aircraft impairment charges. Our fiscal 2020 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the impact of the fiscal 2020 year-end MTM retirement plan accounting adjustment.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. The fiscal 2020 year-end MTM retirement plan accounting adjustment is excluded from our fiscal 2020 EPS and ETR forecasts because it is unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses. Estimated fiscal 2020 TNT Express integration expenses and the aircraft impairment charges are excluded from our fiscal 2020 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM retirement plan accounting adjustment, as it is significantly impacted by changes in interest rates and the financial markets, so such adjustment is not included in our fiscal 2020 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2020 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2020 year-end MTM retirement plan accounting adjustment could have a material impact on our fiscal 2020 consolidated financial results and ETR.

The table included below titled “Fiscal 2020 Earnings Per Share Forecast” outlines the impacts of the items that are excluded from our fiscal 2020 EPS forecast, other than the year-end MTM retirement plan accounting adjustment.

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Second Quarter Fiscal 2020

FedEx Corporation

	Operating		Income Taxes[2]	Net Income[3]	Diluted Earnings Per Share
Dollars in millions, except EPS	Income	Margin[1]
GAAP measure	$554	3.2%	$12	$560	$2.13
TNT Express integration expenses[4]	64	0.4%	14	50	0.19
Aircraft impairment charges	66	0.4%	16	50	0.19

Non-GAAP measure	$684	3.9%	$42	$660	$2.51

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[1]
GAAP measure	$236	2.6%
TNT Express integration expenses	49	0.5%
Aircraft impairment charges	66	0.7%

Non-GAAP measure	$351	3.9%

Second Quarter Fiscal 2019

FedEx Corporation

	Operating		Income Taxes[1,2]	Net Income[3]	Diluted Earnings Per Share[1]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,168	6.6%	$242	$935	$3.51
TNT Express integration expenses[4]	114	0.6%	24	90	0.34
FedEx Ground legal matter	46	0.3%	—	46	0.17
Net U.S. deferred tax liability remeasurement	—	—	(4)	4	0.02

Non-GAAP measure	$1,328	7.5%	$261	$1,075	$4.03

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Second Quarter Fiscal 2019 (continued)

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$630	6.6%
TNT Express integration expenses	99	1.0%

Non-GAAP measure	$729	7.6%

Fiscal 2020 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plan accounting adjustment (non-GAAP)[5]		$9.10 to $10.35
TNT Express integration expenses	$325
Income tax effect[2]	(72)

Net of tax effect	$253	0.96
Aircraft impairment charges	$66
Income tax effect[2]	(16)

Net of tax effect	$50	0.19

Earnings per diluted share with adjustments[5]		$10.25 to $11.50

Notes:

1 – Does not sum to total due to rounding.

2 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

3 – Effect of “total other (expense) income” on net income amount not shown.

4 – These expenses, including restructuring charges, were recognized at FedEx Corporate and FedEx Express.

5 – The year-end MTM retirement plan accounting adjustment, which is impracticable to calculate at this time, is excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2020

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2019	2018	%		2019	2018	%
Revenue:
FedEx Express segment	$9,084	$9,604	(5%)		$18,029	$18,826	(4%)
FedEx Ground segment	5,315	5,142	3%		10,494	9,941	6%
FedEx Freight segment	1,844	1,918	(4%)		3,749	3,877	(3%)
FedEx Services segment	5	4	25%		9	13	(31%)
Other and eliminations[1]	1,076	1,156	(7%)		2,091	2,219	(6%)

Total Revenue	17,324	17,824	(3%)		34,372	34,876	(1%)

Operating Expenses:
Salaries and employee benefits	6,235	6,260	—		12,322	12,520	(2%)
Purchased transportation	4,328	4,346	—		8,356	8,313	1%
Rentals	924	836	11%		1,844	1,659	11%
Depreciation and amortization	901	828	9%		1,780	1,636	9%
Fuel	890	1,052	(15%)		1,760	2,038	(14%)
Maintenance and repairs	774	751	3%		1,542	1,486	4%
Asset impairment charges	66	—	N	M	66	—	N	M
Other	2,652	2,583	3%		5,171	4,985	4%

Total Operating Expenses	16,770	16,656	1%		32,841	32,637	1%

Operating Income:
FedEx Express segment[2]	236	630	(63%)		521	1,018	(49%)
FedEx Ground segment[2]	342	590	(42%)		986	1,266	(22%)
FedEx Freight segment	141	148	(5%)		335	324	3%
Corporate, eliminations and other[1,2]	(165)	(200)	(18%)		(311)	(369)	(16%)

Total Operating Income	554	1,168	(53%)		1,531	2,239	(32%)

Other Income (Expense):
Interest, net	(151)	(131)	15%		(288)	(258)	12%
Other retirement plans income	168	158	6%		336	316	6%
Other, net	1	(18)	N	M	(11)	(19)	(42%)

Total Other Income	18	9	100%		37	39	(5%)
Income Before Income Taxes	572	1,177	(51%)		1,568	2,278	(31%)
Provision for Income Taxes	12	242	(95%)		263	508	(48%)

Net Income	$560	$935	(40%)		$1,305	$1,770	(26%)

Diluted Earnings Per Share	$2.13	$3.51	(39%)		$4.97	$6.60	(25%)

Weighted Average Common and Common Equivalent Shares	262	266	(2%)		262	268	(2%)
Capital Expenditures	$1,848	$1,455	27%		$3,266	$2,634	24%

1 -	Includes the FedEx Logistics and FedEx Office operating segments.
2 -	Prior year amounts have been recast to conform to the current year presentation.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2020

(In millions)

	Nov. 30, 2019
	(Unaudited)	May 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$2,031	$2,319
Receivables, less allowances	9,709	9,116
Spare parts, supplies and fuel, less allowances	576	553
Prepaid expenses and other	882	1,098

Total current assets	13,198	13,086

Property and Equipment, at Cost	62,715	59,511
Less accumulated depreciation and amortization	30,307	29,082

Net property and equipment	32,408	30,429

Other Long-Term Assets
Operating lease right-of-use assets, net	14,097	—
Goodwill	6,861	6,884
Other assets	3,390	4,004

Total other long-term assets	24,348	10,888

	$69,954	$54,403

LIABILITIES AND COMMON STOCKHOLDERS’ INVESTMENT

Current Liabilities
Short-term borrowings	$150	$—
Current portion of long-term debt	16	964
Accrued salaries and employee benefits	1,632	1,741
Accounts payable	3,283	3,030
Operating lease liabilities	1,928	—
Accrued expenses	3,538	3,278

Total current liabilities	10,547	9,013

Long-Term Debt, Less Current Portion	18,691	16,617

Other Long-Term Liabilities
Deferred income taxes	3,072	2,821
Pension, postretirement healthcare and other benefit obligations	4,156	5,095
Self-insurance accruals	1,921	1,899
Operating lease liabilities	12,432	—
Deferred lease obligations	—	531
Other liabilities	476	670

Total other long-term liabilities	22,057	11,016

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,287	3,231
Retained earnings	25,431	24,648
Accumulated other comprehensive loss	(866)	(865)
Treasury stock, at cost	(9,225)	(9,289)

Total common stockholders’ investment	18,659	17,757

	$69,954	$54,403

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2020

(In millions)

(Unaudited)

	Six Months Ended
	November 30
	2019	2018
Operating Activities:
Net income	$1,305	$1,770
Noncash charges:
Depreciation and amortization	1,780	1,636
Other, net	1,542	504
Changes in operating assets and liabilities, net	(2,553)	(1,731)

Net cash provided by operating activities	2,074	2,179

Investing Activities:
Capital expenditures	(3,266)	(2,634)
Proceeds from asset dispositions and other	4	53

Net cash used in investing activities	(3,262)	(2,581)

Financing Activities:
Proceeds from short-term borrowings, net	150	248
Principal payments on debt	(1,021)	(785)
Proceeds from debt issuances	2,093	1,233
Proceeds from stock issuances	26	45
Dividends paid	(339)	(173)
Purchase of treasury stock	(3)	(1,271)
Other, net	(5)	1

Net cash provided by (used in) financing activities	901	(702)

Effect of exchange rate changes on cash	(1)	(38)

Net decrease in cash and cash equivalents	(288)	(1,142)

Cash and cash equivalents at beginning of period	2,319	3,265

Cash and cash equivalents at end of period	$2,031	$2,123

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2019	2018	%		2019	2018	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,864	$1,948	(4%)		$3,730	$3,834	(3%)
U.S. Overnight Envelope	457	444	3%		936	912	3%

Total U.S. Overnight	2,321	2,392	(3%)		4,666	4,746	(2%)
U.S. Deferred	980	1,060	(8%)		1,936	2,012	(4%)

Total U.S. Package Revenue	3,301	3,452	(4%)		6,602	6,758	(2%)

International Priority	1,817	1,896	(4%)		3,634	3,770	(4%)
International Economy	873	885	(1%)		1,728	1,735	—

Total International Export Package	2,690	2,781	(3%)		5,362	5,505	(3%)
International Domestic[1]	1,165	1,203	(3%)		2,241	2,334	(4%)

Total Package Revenue	7,156	7,436	(4%)		14,205	14,597	(3%)
Freight Revenue:
U.S.	698	792	(12%)		1,393	1,522	(8%)
International Priority	473	564	(16%)		937	1,097	(15%)
International Economy	541	554	(2%)		1,057	1,073	(1%)
International Airfreight	70	83	(16%)		136	168	(19%)

Total Freight Revenue	1,782	1,993	(11%)		3,523	3,860	(9%)
Other Revenue	146	175	(17%)		301	369	(18%)

Total Express Revenue	$9,084	$9,604	(5%)		$18,029	$18,826	(4%)
Operating Expenses:
Salaries and employee benefits	3,405	3,441	(1%)		6,777	6,914	(2%)
Purchased transportation	1,267	1,354	(6%)		2,499	2,661	(6%)
Rentals and landing fees	505	474	7%		1,018	944	8%
Depreciation and amortization	469	449	4%		931	885	5%
Fuel	754	899	(16%)		1,497	1,744	(14%)
Maintenance and repairs	514	514	—		1,031	1,016	1%
Asset impairment charges	66	—	N	M	66	—	N	M
Intercompany charges[2]	500	517	(3%)		969	1,035	(6%)
Other	1,368	1,326	3%		2,720	2,609	4%

Total Operating Expenses[2]	8,848	8,974	(1%)		17,508	17,808	(2%)

Operating Income[2]	$236	$630	(63%)		$521	$1,018	(49%)

Operating Margin[2]	2.6%	6.6%	(4.0 p	ts)	2.9%	5.4%	(2.5 p	ts)

1 -	International Domestic relates to international intra-country operations.
2 -	Prior year amounts have been recast to conform to the current year presentation.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2020

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2019	2018	%	2019	2018	%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,244	1,308	(5%)	1,231	1,269	(3%)
U.S. Overnight Envelope	547	532	3%	554	541	2%

Total U.S. Overnight Package	1,791	1,840	(3%)	1,785	1,810	(1%)
U.S. Deferred	1,012	1,082	(6%)	994	998	—

Total U.S. Domestic Package	2,803	2,922	(4%)	2,779	2,808	(1%)

International Priority	565	555	2%	548	540	1%
International Economy	315	302	4%	304	289	5%

Total International Export Package	880	857	3%	852	829	3%
International Domestic[1]	2,669	2,670	—	2,509	2,530	(1%)

Total Average Daily Packages	6,352	6,449	(2%)	6,140	6,167	—

Yield (Revenue Per Package):
U.S. Overnight Box	$23.78	$23.63	1%	$23.86	$23.60	1%
U.S. Overnight Envelope	13.26	13.24	—	13.29	13.16	1%

U.S. Overnight Composite	20.57	20.63	—	20.58	20.48	—
U.S. Deferred	15.39	15.54	(1%)	15.34	15.75	(3%)

U.S. Domestic Composite	18.70	18.75	—	18.71	18.80	—

International Priority	51.03	54.25	(6%)	52.25	54.52	(4%)
International Economy	43.94	46.45	(5%)	44.71	46.92	(5%)

Total International Export Composite	48.49	51.50	(6%)	49.55	51.87	(4%)
International Domestic[1]	6.92	7.15	(3%)	7.03	7.21	(2%)

Composite Package Yield	$17.88	$18.30	(2%)	$18.21	$18.49	(2%)

FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	8,364	8,917	(6%)	8,188	8,608	(5%)
International Priority	5,230	5,684	(8%)	5,010	5,469	(8%)
International Economy	15,241	15,373	(1%)	14,473	14,401	—
International Airfreight	1,726	1,759	(2%)	1,640	1,738	(6%)

Total Avg Daily Freight Pounds	30,561	31,733	(4%)	29,311	30,216	(3%)

Revenue Per Freight Pound:
U.S.	$1.32	$1.41	(6%)	$1.34	$1.38	(3%)
International Priority	1.43	1.57	(9%)	1.47	1.57	(6%)
International Economy	0.56	0.57	(2%)	0.57	0.58	(2%)
International Airfreight	0.65	0.75	(13%)	0.65	0.75	(13%)

Composite Freight Yield	$0.93	$1.00	(7%)	$0.95	$1.00	(5%)

Operating Weekdays	63	63	—	127	128	(1%)

1 -	International Domestic revenues relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2019	2018	%	2019	2018	%
FINANCIAL HIGHLIGHTS
Revenue	$5,315	$5,142	3%	$10,494	$9,941	6%
Operating Expenses:
Salaries and employee benefits	971	891	9%	1,842	1,696	9%
Purchased transportation	2,561	2,342	9%	4,864	4,404	10%
Rentals	249	200	25%	488	391	25%
Depreciation and amortization	195	180	8%	388	353	10%
Fuel	4	4	—	7	7	—
Maintenance and repairs	98	84	17%	185	161	15%
Intercompany charges[1]	394	390	1%	769	778	(1%)
Other	501	461	9%	965	885	9%

Total Operating Expenses[1]	4,973	4,552	9%	9,508	8,675	10%

Operating Income[1]	$342	$590	(42%)	$986	$1,266	(22%)

Operating Margin[1]	6.4%	11.5%	(5.1 pts )	9.4%	12.7%	(3.3 pts )

OPERATING STATISTICS
Operating Weekdays	63	63	—	127	128	(1%)
Average Daily Package Volume (000s)	9,556	9,237	3%	9,192	8,721	5%
Yield (Revenue Per Package)	$8.80	$8.81	—	$8.96	$8.88	1%

1 -	Prior year amounts have been recast to conform to the current year presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2019	2018	%	2019	2018	%
FINANCIAL HIGHLIGHTS
Revenue	$1,844	$1,918	(4%)	$3,749	$3,877	(3%)
Operating Expenses:
Salaries and employee benefits	900	919	(2%)	1,819	1,847	(2%)
Purchased transportation	187	250	(25%)	374	509	(27%)
Rentals	52	42	24%	104	84	24%
Depreciation and amortization	97	76	28%	191	154	24%
Fuel	132	150	(12%)	255	287	(11%)
Maintenance and repairs	68	63	8%	133	125	6%
Intercompany charges	130	137	(5%)	256	275	(7%)
Other	137	133	3%	282	272	4%

Total Operating Expenses	1,703	1,770	(4%)	3,414	3,553	(4%)

Operating Income	$141	$148	(5%)	$335	$324	3%

Operating Margin	7.6%	7.7%	(0.1 pts )	8.9%	8.4%	0.5 pts

OPERATING STATISTICS
Operating Weekdays	62	62	—	126	127	(1%)
Average Daily Shipments (000s)
Priority	77.4	81.7	(5%)	78.0	81.4	(4%)
Economy	32.6	35.4	(8%)	32.7	35.0	(7%)

Total Average Daily Shipments	110.0	117.1	(6%)	110.7	116.4	(5%)
Weight Per Shipment (lbs)
Priority	1,139	1,203	(5%)	1,147	1,211	(5%)
Economy	983	1,043	(6%)	971	1,026	(5%)

Composite Weight Per Shipment	1,092	1,155	(5%)	1,095	1,155	(5%)
Revenue/Shipment
Priority	$258.90	$249.76	4%	$257.14	$248.24	4%
Economy	295.29	297.73	(1%)	295.53	295.00	—

Composite Revenue/Shipment	$270.38	$264.27	2%	$268.83	$262.29	2%
Revenue/CWT
Priority	$22.74	$20.76	10%	$22.41	$20.50	9%
Economy	30.05	28.55	5%	30.43	28.76	6%

Composite Revenue/CWT	$24.75	$22.89	8%	$24.54	$22.71	8%